Redfin Reports Third Quarter 2021 Financial Results

SEATTLE - November 4, 2021 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the third quarter ended September 30, 2021. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation, and depreciation and amortization.

Revenue increased 128% year-over-year to $540 million during the third quarter. Gross profit was $127 million, an increase of 37% from $93 million in the third quarter of 2020. Real estate services gross profit was $96 million, an increase of 5% from $92 million in the third quarter of 2020. Real estate services gross margin was 37%, compared to 44% in the third quarter of 2020. Operating expenses were $147 million, an increase of 163% from $56 million in the third quarter of 2020. Operating expenses were 27% of revenue, up from 24% in the third quarter of 2020.

Net loss was $18.9 million, compared to net loss of $34.2 million in the third quarter of 2020. The dividend on our convertible preferred stock was $1.7 million in the third quarter. Net loss attributable to common stock was $20.6 million. Stock-based compensation was $13.1 million, up from $11.3 million in the third quarter of 2020. Depreciation and amortization was $14.5 million, up from $3.7 million in the third quarter of 2020. Interest income was $0.2 million and interest expense was $3.7 million, compared to $0.3 million and $2.5 million, respectively, in the third quarter of 2020.

Net loss per share attributable to common stock, diluted, was $0.20, compared to net income per share attributable to common stock, diluted, of $0.30 in the third quarter of 2020.

“Redfin had a fantastic quarter,” said Redfin CEO Glenn Kelman. “Our revenues were at the top of the range we gave investors in our last earnings report, and our net income exceeded that range. Our year-over-year market-share gains continued even as the housing market slowed, and our website again improved its standing against its largest competitors. RedfinNow grew revenues by more than 1,000 percent all while selling homes above our forecasted price. We saved our brokerage customers more than $80 million in fees. Agent retention improved, and we’re now preparing to broaden changes to our service and pricing that we expect to increase 2022 gross profits, customer satisfaction and agent retention.”

Highlights
•Reached market share of 1.16% of U.S. existing home sales by value in the third quarter of 2021, an increase of 12 basis points from the third quarter of 2020.(1)
•Saved homebuyers and sellers over $83 million in the third quarter. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% commission typically charged by traditional agents.
•Redfin’s mobile application and website reached 49.1 million average monthly visitors in the third quarter, which was roughly flat compared to the third quarter of 2020.
•Launched brokerage services in Mississippi and new regions in Florida, surpassing 100 markets served.
•Continued RedfinNow expansion by launching in Chicago, Atlanta, Nashville, Charlotte and Raleigh.

•Announced the expansion of Direct Access self-touring on October 5th, which lets buyers tour vacant homes listed by Redfin agents and is supported by a partnership with ADT to provide enhanced safety and security measures.
•Launched a Career Accelerator pilot program in Seattle and the Washington, D.C. metro area to hire and train people from diverse backgrounds to become Redfin agents.
•Delivered improved software for customers, agents, partners and mortgage teams, including:
◦Climate risk data for every location page on Redfin.com, empowering consumers to make better-informed decisions about buying, selling and renting.
◦More accurate Redfin Estimates for off-market homes that react quickly to dynamic market conditions.
◦Easy to import work history from Equifax’s The Work Number in mortgage pre-approval applications.
◦iOS Home Screen Widgets, which show potential homebuyers relevant listings directly on their iPhone or iPad’s home screen.
◦A new appraisal ordering system for Redfin Mortgage Lender Tools that streamlines data sharing between mortgage processors and appraisal management companies.
◦Automation software for Redfin Home Services to streamline Concierge bids and scope of work agreements.

(1) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS® ("NAR"). NAR data for the most recent period is preliminary and may subsequently be updated by NAR. We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of November 4, 2021, and are subject to substantial uncertainty.

For the fourth quarter of 2021 we expect:
•Total revenue between $585 million and $606 million, representing a year-over-year increase between 139% and 148% compared to the fourth quarter of 2020. Included within total revenue are real estate services segment revenue between $225 million and $230 million, properties segment revenue between $319 million and $334 million, and rentals revenue between $38 million and $39 million.
•Total net loss between $36 million and $31 million, compared to total net income of $14 million in the fourth quarter of 2020. RentPath’s contribution to the net loss is expected to be approximately $15 million. This guidance includes approximately $24 million in total marketing expenses, $16 million of stock-based compensation, $15 million of depreciation and amortization, and $4 million of net interest expense. Net income attributable to common stockholders will include the value of dividends on our convertible preferred stock, which we expect to pay in shares of our common stock.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2020, as supplemented by our quarterly report for the quarter ended September 30, 2021, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, instant home-buying (iBuying), rentals, lending, title insurance, and renovations services. We sell homes for more money and charge half the fee. We also run the country's #1 real-estate brokerage site. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can take an instant cash offer from Redfin or have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 6,000 people.

Redfin may publish information and analysis about the U.S. residential real estate industry on its company blog at www.redfin.com/news/housing-market-news/. We encourage investors and others interested in our company to review and subscribe to the information we post on our company blog, as some of the information may be material.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	September 30, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$562,714	$925,276
Restricted cash	74,532	20,544
Short-term investments	28,578	131,561
Accounts receivable, net of allowances for credit losses of $933 and $160	91,932	54,719
Inventory	435,144	49,158
Loans held for sale	42,762	42,539
Prepaid expenses	19,155	12,131
Other current assets	8,537	4,898
Total current assets	1,263,354	1,240,826
Property and equipment, net	55,535	43,988
Right-of-use assets, net	55,757	44,149
Long-term investments	53,488	11,922
Goodwill	407,228	9,186
Intangibles, net	194,856	1,830
Other assets, noncurrent	13,129	8,619
Total assets	$2,043,347	$1,360,520
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$10,075	$5,644
Accrued liabilities	102,027	69,460
Other payables	16,766	13,184
Warehouse credit facilities	39,825	39,029
Secured revolving credit facility	199,627	23,949
Convertible senior notes, net	23,243	22,482
Lease liabilities	14,793	11,973
Total current liabilities	406,356	185,721
Lease liabilities, noncurrent	57,759	49,339
Convertible senior notes, net, noncurrent	1,212,767	488,268
Payroll tax liabilities, noncurrent	7,841	6,812
Deferred tax liabilities	883	—
Total liabilities	1,685,606	730,140
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding	39,857	39,823
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 105,375,935 and 103,000,594 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	105	103
Additional paid-in capital	662,894	860,556
Accumulated other comprehensive income	47	211
Accumulated deficit	(345,162)	(270,313)
Total stockholders’ equity	317,884	590,557
Total liabilities, mezzanine equity, and stockholders’ equity	$2,043,347	$1,360,520

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Service	$301,657	$217,280	$776,120	$469,893
Product	238,417	19,636	503,588	171,683
Total revenue	540,074	236,916	1,279,708	641,576
Cost of revenue(1)
Service	174,267	122,583	486,880	314,842
Product	238,505	21,261	497,032	174,744
Total cost of revenue	412,772	143,844	983,912	489,586
Gross profit	127,302	93,072	295,796	151,990
Operating expenses
Technology and development(1)	43,658	22,452	112,824	60,687
Marketing(1)	49,143	12,421	116,343	47,611
General and administrative(1)	54,395	21,190	151,352	68,539
Total operating expenses	147,196	56,063	380,519	176,837
Loss from operations	(19,894)	37,009	(84,723)	(24,847)
Interest income	178	319	472	1,859
Interest expense	(3,672)	(2,522)	(7,822)	(7,631)
Income tax benefit	311	—	5,363	—
Other income (expense), net	4,128	(640)	4,099	(1,943)
Net (loss) income	$(18,949)	$34,166	$(82,611)	$(32,562)
Dividends on convertible preferred stock	(1,662)	(1,530)	(5,875)	(2,814)
Undistributed earnings attributable to participating securities	$—	$(653)	$—	$—
Net (loss) income attributable to common stock—basic and diluted	$(20,611)	$31,983	$(88,486)	$(35,376)
Net (loss) income per share attributable to common stock—basic	$(0.20)	$0.32	$(0.85)	$(0.36)
Weighted-average shares to compute net (loss) income per share attributable to common stock—basic	105,144,872	99,840,144	104,327,614	97,365,122
Net (loss) income per share attributable to common stock—diluted	$(0.20)	$0.30	$(0.85)	$(0.36)
Weighted-average shares to compute net (loss) income per share attributable to common stock—diluted	105,144,872	107,607,711	104,327,614	97,365,122

Net (loss) income	$(18,949)	$34,166	$(82,611)	$(32,562)
Other comprehensive income (loss)
Foreign currency translation adjustments	3	6	3	(16)
Unrealized gain (loss) on available-for-sale debt securities	27	(139)	161	282
Comprehensive (loss) income	$(18,919)	$34,033	$(82,447)	$(32,296)

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$3,283	$2,574	$10,019	$5,981
Technology and development	5,455	4,964	16,987	11,736
Marketing	537	403	1,615	1,130
General and administrative	3,835	3,407	10,817	6,917
Total	$13,110	$11,348	$39,438	$25,764

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net loss	$(82,611)	$(32,562)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	32,303	10,581
Stock-based compensation	39,438	25,764
Amortization of debt discount and issuance costs	3,583	5,254
Non-cash lease expense	8,510	6,821
Impairment costs	—	2,063
Net loss (gain) on IRLCs, forward sales commitments, and loans held for sale	342	(2,303)
Other	(3,847)	(306)
Change in assets and liabilities:
Accounts receivable, net	(29,487)	(21,862)
Inventory	(385,986)	49,597
Prepaid expenses and other assets	(9,532)	7,396
Accounts payable	616	851
Accrued liabilities, other payables, deferred tax liabilities, and payroll tax liabilities, noncurrent	23,011	28,157
Lease liabilities	(9,644)	(8,368)
Origination of loans held for sale	(745,703)	(479,153)
Proceeds from sale of loans originated as held for sale	744,886	459,605
Net cash (used in) provided by operating activities	(414,121)	51,535
Investing activities
Purchases of property and equipment	(20,575)	(10,391)
Purchases of investments	(129,277)	(135,118)
Sales of investments	98,687	6,583
Maturities of investments	96,303	82,772
Cash paid for acquisition	(608,000)	—
Net cash used in investing activities	(562,862)	(56,154)
Financing activities
Proceeds from the issuance of convertible preferred stock, net of issuance costs	—	39,801
Proceeds from the issuance of common stock, net of issuance costs	—	69,701
Proceeds from the issuance of common stock pursuant to employee equity plans	14,194	15,119
Tax payments related to net share settlements on restricted stock units	(21,088)	(10,987)
Borrowings from warehouse credit facilities	710,535	473,283
Repayments to warehouse credit facilities	(709,739)	(454,277)
Borrowings from secured revolving credit facility	431,717	57,378
Repayments to secured revolving credit facility	(256,039)	(46,899)
Proceeds from issuance of convertible senior notes, net of issuance costs	561,529	—
Purchases of capped calls related to convertible senior notes	(62,647)	—
Payments for repurchases and conversions of convertible senior notes	(2,159)	—
Other payables—deposits held in escrow	3,161	2,097
Principal payments under finance lease obligations	(567)	(59)
Cash paid for secured revolving credit facility issuance costs	(485)	(4)
Net cash provided by financing activities	668,412	145,153
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3)	(16)
Net change in cash, cash equivalents, and restricted cash	(308,574)	140,518
Cash, cash equivalents, and restricted cash:
Beginning of period	945,820	247,448
End of period	$637,246	$387,966

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Monthly average visitors (in thousands)	49,147	48,437	46,202	44,135	49,258	42,537	35,519	30,595	35,633
Real estate services transactions
Brokerage	21,929	21,006	14,317	16,951	18,980	13,828	10,751	13,122	16,098
Partner	4,755	4,597	3,944	4,940	5,180	2,691	2,479	2,958	3,499
Total	26,684	25,603	18,261	21,891	24,160	16,519	13,230	16,080	19,597
Real estate services revenue per transaction
Brokerage	$11,107	$11,307	$10,927	$10,751	$10,241	$9,296	$9,520	$9,425	$9,075
Partner	2,990	3,195	3,084	3,123	2,988	2,417	2,535	2,369	2,295
Aggregate	9,661	9,850	9,233	9,030	8,686	8,175	8,211	8,127	7,865
Aggregate home value of real estate services transactions (in millions)	$14,926	$14,612	$9,621	$11,478	$12,207	$7,576	$6,098	$7,588	$9,157
U.S. market share by value	1.16%	1.18%	1.16%	1.04%	1.04%	0.94%	0.92%	0.95%	0.96%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	61%	64%	62%	63%	63%	63%	61%	62%	63%
Average number of lead agents	2,370	2,456	2,277	1,981	1,820	1,399	1,826	1,526	1,579
RedfinNow homes sold	388	292	171	83	37	162	171	212	168
Revenue per RedfinNow home sold (in ones)	$599,010	$570,930	$525,173	$471,551	$504,583	$444,690	$461,916	$466,939	$476,770

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Real estate services (brokerage)	$243,575	$194,375	$637,532	$425,269
Real estate services (partner)	14,220	15,478	41,070	28,269
Properties revenue	238,417	19,005	503,588	170,287
Rentals revenue	40,406	—	82,954	—
Other revenue	8,206	8,503	26,084	19,999
Intercompany elimination	(4,750)	(445)	(11,520)	(2,248)
Total revenue	$540,074	$236,916	$1,279,708	$641,576

Cost of revenue
Real estate services	$161,449	$117,944	$453,790	$300,305
Properties	238,397	20,460	496,948	173,107
Rentals	7,395	—	14,965	—
Other	10,281	5,885	29,729	18,422
Intercompany elimination	(4,750)	(445)	(11,520)	(2,248)
Total cost of revenue	$412,772	$143,844	$983,912	$489,586

Gross profit
Real estate services	$96,346	$91,909	$224,812	$153,233
Properties	20	(1,455)	6,640	(2,820)
Rentals	33,011	—	67,989	—
Other	(2,075)	2,618	(3,645)	1,577
Total gross profit	$127,302	$93,072	$295,796	$151,990

Gross margin (percentage of revenue)
Real estate services	37.4%	43.8%	33.1%	33.8%
Properties	0.0	(7.7)	1.3	(1.7)
Rentals	81.7	—	82.0	—
Other	(25.3)	30.8	(14.0)	7.9
Total gross margin	23.6	39.3	23.1	23.7